        As filed with the Securities and Exchange Commission on December 8, 1999
                                                 Registration No. 333-__________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               ________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933
                               ________________

                             Preview Systems, Inc.
            (Exact name of Registrant as specified in its charter)

             Delaware                                       77-0485517
      (State of incorporation)                          (I.R.S. Employer
                                                        Identification No.)

                    1601 South DeAnza Boulevard, Suite 100
                         Cupertino, California 95014
                   (Address of principal executive offices)
                            _______________________

                            1998 Stock Option Plan
                       1999 Executive Stock Option Plan
                       1999 Employee Stock Purchase Plan
                       1999 Directors' Stock Option Plan
                  Preview Software New 1997 Stock Option Plan
                    Preview Software 1997 Stock Option Plan
        Portland Software Amended & Restated 1994 Stock Incentive Plan
                        Individual Nonstatutory Options
               Individual Preview Software Nonstatutory Options
                           (Full title of the Plans)
                            _______________________

                               Vincent Pluvinage
                     President and Chief Executive Officer
                             Preview Systems, Inc.
                    1601 South DeAnza Boulevard, Suite 100
                         Cupertino, California 95014
                                 408 873-3450
(Name, address and telephone number, including area code, of agent for service)
                            _______________________
                                   Copy to:

                                 Tom Tobiason
                               Venture Law Group
                          A Professional Corporation
                              2800 Sand Hill Road
                         Menlo Park, California 94025
                                (650) 854-4488

              (Calculation of Registration Fee on following page)

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                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                                       Proposed         Proposed
                                            Maximum Amount             Maximum          Maximum           Amount of
                                               to be               Offering Price      Aggregate         Registration
Title of Securities to be Registered        Registered(1)             Per Share       Offering Price         Fee
--------------------------------------------------------------------------------------------------------------------------
1998 Stock Option Plan
 Common Stock,
 $0.0002 par value.........................     1,669,795 Shares          $ 5.46(3)        $ 9,117,080.70       $ 2,406.91
 Common Stock,
 $0.0002 par value.........................     1,180,205 Shares          $21.00(4)        $24,784,305.00       $ 6,543.06

1999 Executive Stock Option Plan
 Common Stock,
 $0.0002 par value.........................       862,500 Shares          $ 9.00(3)        $ 7,762,500.00       $ 2,049.30

1999 Employee Stock Purchase Plan
 Common Stock,
 par value  $0.0002 par value...............      500,000 Shares          $17.85(2)        $ 8,925,000.00       $ 2,356.20

1999 Directors' Stock Option Plan
 Common Stock,
 $0.0002 par value.........................       300,000 Shares          $21.00(4)        $ 6,300,000.00       $ 1,663.20

Preview Software New 1997 Stock Option Plan
 Common Stock,
 $0.0002 par value.........................       167,838 Shares          $ 0.67(3)        $   112,451.46       $    29.69

Preview Software 1997 Stock Option Plan
 Common Stock,
 $0.0002 par value.........................       105,625 Shares          $ 0.50(3)        $    52,812.50       $    13.94

Portland Software Amended & Restated 1994
 Stock Incentive Plan Common Stock,
 $0.0002 par value.........................       380,850 Shares          $ 1.40(3)        $   533,190.00       $   140.76

Individual Preview Software Non-Statutory
 Options Common Stock,
 $0.0002 par value.........................        25,000 Shares          $ 0.50(3)        $    12,500.00       $     3.30

Individual Nonstatutory Options
 Common Stock,
 $0.0002 par value.........................        39,187 Shares          $ 7.50(3)        $   293,902.50       $    77.59

     TOTAL                                      5,231,000 Shares                           $57,893,742.16       $15,283.95
     -----

_______________
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the
           --------------
     registration fee. The computation is based upon the average of the high and low sale prices of the Common Stock as reported on The Nasdaq National Market on December 7, 1999, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced Plan.

(3) Computed in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. Computation based on the weighted average per share exercise price (rounded to nearest cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

(4) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average high and low sale prices of the Common Stock as reported on the Nasdaq National Market on December 7, 1999.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:
      ----------

     (a) The Registrant's Prospectus filed on December 8, 1999 pursuant to Rule 424(b) of the Securities Act, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

     (b)  Not Applicable.

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under
Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") on
                                                        ------------
December 1, 1999, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.   Description of Securities.  Not applicable.
          -------------------------

Item 5.   Interests of Named Experts and Counsel.  Not applicable.
          --------------------------------------

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

     The Registrant's Certificate of Incorporation reduces the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the
Delaware General Corporation Law.   In addition, the Registrant has entered into
Indemnification Agreements with its officers and directors.

Item 7.    Exemption from Registration Claimed.  Not applicable.
           -----------------------------------

Item 8.    Exhibits.
           --------

           Exhibit
           Number
           ------
           5.1      Opinion of Venture Law Group, a Professional Corporation.

           23.1 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).

           23.2     Consent of Arthur Andersen LLP.

           24.1     Powers of Attorney (see p. 6).

______________

Item 9.   Undertakings.
          ------------

     The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           [Signature Pages Follow]

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Preview Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on this 8th Day of December, 1999.

                                        PREVIEW SYSTEMS, INC.


                                        By: /s/ Vincent Pluvinage
                                            ----------------------------
                                            Vincent Pluvinage
                                            President & Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Vincent Pluvinage and G. Bradford Solso, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                            Title                                   Date
              ---------                            -----                                   ----
/s/ Vincent Pluvinage                  President, Chief Executive Officer and           December 8, 1999
-------------------------               Director (Principal Executive Officer)
Vincent Pluvinage

/s/ G. Bradford Solso                  Chief Financial Officer (Principal               December 8, 1999
------------------------                Financial and Accounting Officer)
G. Bradford Solso

/s/ Gerard H. Langeler                 Chairman of the Board of Directors               December 8, 1999
------------------------
Gerard H. Langeler

/s/ Bruce R. Bourbon                   Director                                         December 8, 1999
------------------------
Bruce R. Bourbon

/s/ Donald L. Lucas                    Director                                         December 8, 1999
------------------------
Donald L. Lucas

                                       Director
------------------------
Gary E. Rieschel

/s/ R. Douglas Rivers                  Director                                         December 8, 1999
------------------------
R. Douglas Rivers

/s/ Jo Ann Heidi Roizen                Director                                         December 8, 1999
------------------------
Jo Ann Heidi Roizen

                               INDEX TO EXHIBITS
  Exhibit
  Number
  ------
     5.1       Opinion of Venture Law Group, a Professional Corporation
    23.1 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).

    23.2       Consent of Arthur Andersen LLP.

    24.1       Powers of Attorney (see p. 6).